Exhibit 99.1

FOR IMMEDIATE RELEASE

Press Release AIG 175 Water Street New York, NY 10038 www.aig.com	Contacts: Liz Werner (Investors): 212-770-7074; elizabeth.werner@aig.com Molly Binenfeld (Media): 212-770-3141; molly.binenfeld@aig.com

AIG ANNOUNCES EARLY PARTICIPATION RESULTS OF ITS TENDER OFFERS AND INCREASES IN THE AMOUNTS TO BE ACCEPTED

NEW YORK, June 26, 2014 – American International Group, Inc. (NYSE: AIG) today announced the results as of the Early Participation Date of its previously announced cash tender offers for the junior subordinated debentures issued or guaranteed by AIG listed in the table below under the caption “Junior Tender Offer” (the “Junior Debt Securities”) and the senior notes and debentures issued or guaranteed by AIG listed in the table below under the caption “Senior Tender Offer” (the “Senior Debt Securities” and, together with the Junior Debt Securities, the “Securities”), pursuant to its offer to purchase dated June 12, 2014 (the “Offer to Purchase”). AIG also announced increases in the maximum aggregate principal amounts of Junior Debt Securities and Senior Debt Securities AIG can purchase in the tender offers. The maximum aggregate purchase price for securities purchased in the Junior Tender Offer has been increased to $1.8 billion, and the maximum aggregate purchase price for securities purchased in the Senior Tender Offer has been increased to $700 million.

As previously announced, the Early Participation Date for the tender offers was 5:00 p.m., New York City time, on June 25, 2014. The complete terms of the tender offers, including certain capitalized terms used but not defined herein, are set forth in the Offer to Purchase and, as applicable, the related letter of transmittal. The expiration date of the tender offers is 11:59 p.m., New York City time, on July 10, 2014, unless extended (the “Expiration Date”).

Holders who validly tendered and did not withdraw their Securities on or prior to the Early Participation Date, and whose Securities are accepted for purchase pursuant to the tender offers, will receive the Total Consideration set forth in the table below, which includes an early participation amount of $50, £50 or €50 per $1,000, £1,000 or €1,000 principal amount, as applicable, of Securities validly tendered and accepted for purchase (the “Early Participation Amount”). Holders validly tendering their Securities after the Early Participation Date and on or prior to the Expiration Date will not be entitled to receive the Early Participation Amount. The Payment Date will be promptly following the Expiration Date and is expected to be on or about July 14, 2014. Withdrawal rights for the tender offers have expired and have not been extended.

FOR IMMEDIATE RELEASE

As of the Early Participation Date, the principal amount of Securities of each series outstanding and validly tendered and not validly withdrawn, the Acceptance Priority Level (where applicable) and the Total Consideration per $1,000, £1,000 or €1,000 principal amount were as follows:

Title of Security	Security Identifier(s)	Principal Amount Outstanding	Principal Amount Tendered	Percent of Amount Outstanding Tendered	FX Rate	Acceptance Priority Level	Total Consideration(1)
		(in millions)	(in millions)
Junior Tender Offer
5.75% Series A-2 Junior Subordinated Debentures	ISIN: XS0291641420	£244.0	£78.350	32.11%	1.6973	N/A	£1,051.34
8.000% Series A-7 Junior Subordinated Debentures	ISIN: XS0365324838 (144A) XS0365323608 (Reg. S)	€127.0	€76.850	60.51%	1.3636	N/A	€1,222.53
8.625% Series A-8 Junior Subordinated Debentures	ISIN: XS0365317113 (144A) XS0365314284 (Reg. S)	£138.2	£60.250	43.60%	1.6973	N/A	£1,199.16
8 1⁄2% Junior Subordinated Debentures Due 2030	CUSIP: 00138GAA7 ISIN: US00138GAA76	$280.7	$31.880	11.36%	N/A	N/A	$1,351.11
6.25% Series A-1 Junior Subordinated Debentures	CUSIP: 026874BE6 ISIN: US026874BE68	$608.7	$126.945	20.86%	N/A	N/A	$1,130.26
8.175% Series A-6 Junior Subordinated Debentures	CUSIP: 026874BS5 U02687BW7 (Reg. S) 026874BR7 (144A) ISIN: USU02687BW75 (Reg. S) US026874BR71 (144A)	$3,632.6	$870.359	23.96%	N/A	N/A	$1,393.48
7.57% Junior Subordinated Deferrable Interest Debentures, Series A	CUSIP: 00138GAB5 ISIN: US00138GAB59	$272.3	$77.960	28.63%	N/A	N/A	$1,334.00
8 1⁄8% Junior Subordinated Deferrable Interest Debentures, Series B	CUSIP: 00138GAC3 ISIN: US00138GAC33	$445.0	$42.365	9.52%	N/A	N/A	$1,409.38
Senior Tender Offer
8 1⁄8% Debentures Due April 28, 2023	CUSIP: 866930AB6 ISIN: US866930AB63	$100.0	$13.610	13.61%	N/A	1	$1,306.00
6.765% Sterling Notes Due November 15, 2017	ISIN:XS0827565663 ISIN: XS0702072900 (144A) XS0702072819 (Reg. S)	£662.2	£123.443	18.64%	1.6973	2	£1,142.21
6.797% Euro Notes Due November 15, 2017	ISIN: XS0827566711 ISIN: XS0702072140 (144A) XS0702071928 (Reg. S)	€160.9	€98.432	61.18%	1.3636	3	€1,192.87
7 1⁄2% Notes Due 2025	CUSIP: 026351AU0 ISIN: US026351AU04	$150.0	$14.404	9.60%	N/A	4	$1,335.97
6.400% Notes Due 2020	CUSIP: 026874BW6 ISIN: US026874BW66	$1,500.0	$350.197	23.35%	N/A	5	$1,209.69
6 5⁄8% Notes Due 2029	CUSIP: 026351AZ9 ISIN: US026351AZ90	$150.0	$17.227	11.48%	N/A	6	$1,256.67
5.850% Medium-Term Notes, Series G, due January 16, 2018	CUSIP: 02687QDG0 ISIN: US02687QDG01	$2,500.0	$322.637	12.91%	N/A	7	$1,138.56
6.820% Dollar Notes Due November 15, 2037	CUSIP: 026874CW5 (144A) CUSIP: U02687 CJ5 (Reg. S) ISIN:US026874CW57 ISIN: US026874CE59 (144A) ISIN: USU02687CJ55 (Reg. S)	$256.2	$168.758	65.87%	N/A	8	$1,363.54
5.60% Medium-Term Notes, Series G, due October 18, 2016	CUSIP: 02687QBC1 ISIN: US02687QBC15	$750.0	$56.005	7.47%	N/A	9	$1,099.07

(1)	The Total Consideration payable for each $1,000, £1,000 or €1,000 principal amount of Securities validly tendered on or prior to the Early Participation Date and accepted for purchase includes the Early Participation Amount and assumes a Payment Date of July 14, 2014. Holders whose Securities are accepted in the Tender Offers will also receive accrued and unpaid interest from the last interest payment date to but not including the Payment Date.

FOR IMMEDIATE RELEASE

The tender offers were oversubscribed. Accordingly, AIG will accept all Junior Debt Securities validly tendered and not withdrawn on a prorated basis, as described in the Offer to Purchase. If no additional Securities are validly tendered after the Early Participation Date, AIG will accept all Senior Debt Securities validly tendered and not withdrawn with Acceptance Priority Levels 1 through 4, and the Senior Debt Securities validly tendered and not withdrawn with an Acceptance Priority Level of 5 will be accepted on a prorated basis, as described in the Offer to Purchase. No Senior Debt Securities having Acceptance Priority Levels of 6 to 9 will be accepted by AIG.

AIG has retained Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, J.P. Morgan Securities plc and Wells Fargo Securities, LLC as the Joint Lead Dealer Managers; ANZ Securities, Inc., Mizuho Securities USA Inc., Santander Investment Securities Inc., SMBC Nikko Securities America, Inc. and Standard Chartered Bank as Co-Dealer Managers and ING Financial Markets LLC, Natixis Securities Americas LLC, PNC Capital Markets LLC, Samuel A. Ramirez & Company, Inc., Sandler O’Neill & Partners, L.P. and The Williams Capital Group, L.P. as Junior Co-Dealer Managers, for the tender offers. Global Bondholder Services Corporation is the Information Agent and Depositary for the tender offers. For additional information regarding the terms of the tender offers, please contact: Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect); Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll-free) or (212) 538-2147 (collect); J.P. Morgan Securities LLC at (866) 834-4666 (toll-free) or (212) 834-4811 (collect); J.P. Morgan Securities plc at (+44) 20 7134 3414 (collect) or Wells Fargo Securities, LLC at (866) 309-6316 (toll-free) or (704) 410-4760 (collect). Requests for documents and questions regarding the tendering of Securities may be directed to Global Bondholder Services Corporation by telephone at (212) 430-3774 (for banks and brokers only), (866) 470-3800 (for all others toll-free) or +001-212-430-3774 (international), by email at aig@gbsc-usa.com and online at www.gbsc-usa.com/aig.

This news release does not constitute an offer or an invitation by AIG to participate in the tender offers in any jurisdiction in which it is unlawful to make such an offer or solicitation in such jurisdiction.

Certain statements in this press release, including those describing the completion of the tender offers, constitute forward-looking statements. These statements are not historical facts but instead represent only AIG’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside AIG’s control. It is possible that actual results will differ, possibly materially, from the anticipated results indicated in these statements. Factors that could cause actual results to differ, possibly materially, from those in the forward-looking statements are discussed throughout AIG’s periodic filings with the SEC pursuant to the Securities Exchange Act of 1934.

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American International Group, Inc. (AIG) is a leading international insurance organization serving customers in more than 130 countries and jurisdictions. AIG companies serve commercial, institutional, and individual customers through one of the most extensive worldwide property-casualty networks of any insurer. In addition, AIG companies are leading providers of life insurance and retirement services in the United States. AIG common stock is listed on the New York Stock Exchange and the Tokyo Stock Exchange.

Additional information about AIG can be found at www.aig.com | YouTube: www.youtube.com/aig | Twitter: @AIGInsurance | LinkedIn: http://www.linkedin.com/company/aig |

AIG is the marketing name for the worldwide property-casualty, life and retirement, and general insurance operations of American International Group, Inc. For additional information, please visit our website at www.aig.com. All products and services are written or provided by subsidiaries or affiliates of American International Group, Inc. Products or services may not be available in all countries, and coverage is subject to actual policy language. Non-insurance products and services may be provided by independent third parties. Certain property-casualty coverages may be provided by a surplus lines insurer. Surplus lines insurers do not generally participate in state guaranty funds, and insureds are therefore not protected by such funds.